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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Corrections Corporation of America of our report dated February 16, 1998 included in Corrections Corporation of America and Subsidiaries Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference in this registration statement.



                                          ARTHUR ANDERSEN LLP

                                          /s/ ARTHUR ANDERSEN LLP

Nashville, Tennessee
July 9, 1998